Exhibit 4.3

[Face of Note]

CUSIP NO. 95000U4E0	PRINCIPAL AMOUNT: $
REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES Y

SENIOR REDEEMABLE FIXED-TO-FLOATING RATE NOTES

☑	Check this box if this Security is a Global Security.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

ORIGINAL ISSUE DATE: January 23, 2026

INTEREST RATE PER ANNUM:

Fixed Rate Period: 4.960%

Floating Rate Period: Base Rate plus the Spread, subject to the Minimum Interest Rate and to modification as provided on the reverse hereof under the section entitled “Determination of Compounded SOFR”

STATED MATURITY DATE: January 23, 2037

FIXED RATE PERIOD: From January 23, 2026 to, but excluding, January 23, 2036	INITIAL INTEREST RATE: 4.960%	FIXED RATE INTEREST PAYMENT DATES: Each January 23 and July 23, commencing July 23, 2026 and ending January 23, 2036

INITIAL FIXED RATE INTEREST PAYMENT DATE: July 23, 2026	FLOATING RATE PERIOD: If this Security has not been previously redeemed, from, and including, January 23, 2036 to, but excluding, Maturity

INITIAL INTEREST RATE FOR THE FLOATING RATE PERIOD: Compounded SOFR plus 1.10%, subject to the Minimum Interest Rate and to modification as provided on the reverse hereof under the section entitled “Determination of Compounded SOFR”

FLOATING RATE INTEREST PAYMENT DATES: Each January 23, April 23, July 23 and October 23, commencing April 23, 2036, and at Maturity	INITIAL FLOATING RATE INTEREST PAYMENT DATE: April 23, 2036	BASE RATE: Compounded SOFR, as defined and subject to modification as provided on the reverse hereof under the section entitled “Determination of Compounded SOFR”

SPREAD: +110 basis points	MINIMUM INTEREST RATE FOR AN INTEREST PERIOD: 0% per annum	MAXIMUM INTEREST RATE FOR AN INTEREST PERIOD: N/A

INTEREST PERIOD WITH RESPECT TO ANY INTEREST PAYMENT DATE: The period from, and including, the immediately preceding Interest Payment Date (or, in the case of the first Interest Period, the Original Issue Date) to, but excluding, that Interest Payment Date

CALCULATION AGENT: Calculation Agent will be appointed prior to January 23, 2036

OPTIONAL REDEMPTION (at option of Company): Yes	REDEMPTION DATE(S) (at option of Company): See “Redemption” on the reverse hereof	REDEMPTION PRICE: See “Redemption” on the reverse hereof

OPTION TO ELECT REPAYMENT: N/A	OPTIONAL REPAYMENT DATE(S): N/A	REPAYMENT PRICE: N/A

SINKING FUND: N/A	DEPOSITARY (Only applicable if this Security is a Global Security): The Depository Trust Company	SPECIFIED CURRENCY: U.S. Dollars

MINIMUM DENOMINATIONS: ☑ U.S. $1,000 ☐ Other	OTHER/ADDITIONAL TERMS: References herein to “Interest Payment Dates” shall mean the Fixed Rate Interest Payment Dates and the Floating Rate Interest Payment Dates	ADDENDUM ATTACHED: No

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of       DOLLARS ($     ) on the Stated Maturity Date specified above (except to the extent redeemed prior to such date) and to pay interest, if any, on the principal amount hereof, (i) from, and including, the Original Issue Date specified above or from, and including, the most recent Fixed Rate Interest Payment Date to which interest has been paid or duly provided for to, but excluding, January 23, 2036 at the interest rate per annum of 4.960% on the Fixed Rate Interest Payment Dates specified above, and (ii) if this Security has not been previously redeemed, from, and including, January 23, 2036 or from, and including, the most recent Floating Rate Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the date of Maturity on the Floating Rate Interest Payment Dates specified above, at the Base Rate plus the Spread specified above, subject to the Minimum Interest Rate as specified above, and as determined by the Calculation Agent in accordance with the provisions on the reverse hereof under the sections “Interest Calculation for Floating Rate Period” and “Determination of Compounded SOFR.” The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Interest payable upon Maturity will be paid to the Person to whom principal is payable. The “Regular Record Date” for an Interest Payment Date shall be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date.

If a Fixed Rate Interest Payment Date falls on a day that is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Fixed Rate Interest Payment Date, and without any interest or other payment with respect to the delay. If a Floating Rate Interest Payment Date falls on a day that is not a Business Day, other than a Floating Rate Interest Payment Date that is also the date of Maturity, such Floating Rate Interest Payment Date will be postponed to the following day that is a Business Day, except that, if such following Business Day is in the next calendar month, such Floating Rate Interest Payment Date shall be the immediately preceding day that is a Business Day. If the date of Maturity falls on a day that is not a Business Day, the payment of principal and interest shall be made on the next Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. For purposes of this Security, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York and, for a Floating Rate Interest Payment Date and any date of Maturity during the period from, and including, October 23, 2036 to, but excluding, the Stated Maturity Date, a day that is also a U.S. Government Securities Business Day. For purposes of this Security, “U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Interest payments on this Security shall be the amount of interest accrued from, and including, the Original Issue Date specified above or from, and including, the last date to which interest has been paid, or provided for, as the case may be, to, but excluding, the following Interest

Payment Date or the date of Maturity. This period is referred to as an “Interest Period.” If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date specified above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date.

The principal and interest on this Security is payable by the Company in the Specified Currency specified above.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security, other than payments of interest at Maturity, will be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Any such designation for wire transfer purposes shall be made by providing written notice to the Paying Agent not later than 10 calendar days prior to the applicable Interest Payment Date. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of St. Paul, Minnesota (or any other place of payment). Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security will pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

WELLS FARGO & COMPANY

By:

Name:
Its:

Attest:

Name:
Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

COMPUTERSHARE TRUST COMPANY, N.A. as Authenticating Agent for the Trustee

By:
Name:

Title:

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES Y

SENIOR REDEEMABLE FIXED-TO-FLOATING RATE NOTES

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of February 21, 2017, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, including the Board Resolution establishing and the Officers’ Certificate setting forth the terms and form of the Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series Y, of the Company. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depositary (“Global Securities”).

Interest Rate for Fixed Rate Period

The interest rate in effect for the Fixed Rate Period shall be the Initial Interest Rate specified on the face hereof. The amount of interest to be paid on this Security for each Interest Period occurring during the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest Calculation for Floating Rate Period

The interest rate per annum for the Floating Rate Period will be as specified on the face hereof, subject to the Minimum Interest Rate identified on the face hereof and to modification as provided herein.

The amount of interest to be paid on this Security for each Interest Period occurring during the Floating Rate Period will be calculated by multiplying the outstanding principal amount of this Security by an accrued interest factor. The “accrued interest factor” will be determined by multiplying the per annum interest rate determined by reference to the Base Rate set forth on the face hereof, as determined for the applicable Interest Period during the Floating Rate Period, by a factor equal to the actual number of calendar days in such Interest Period during the Floating Rate Period divided by 360.

All U.S. dollar amounts used in or resulting from any of the calculations referred to herein will be rounded, if necessary, to the nearest cent, with one-half cent rounded upward.

The Calculation Agent will determine the Base Rate specified on the face hereof, the interest rate and the amount of interest payable for each Interest Period during the Floating Rate Period in arrears as soon as reasonably practicable on or after the last day of the applicable Observation Period (as defined below), and in any event no later than the Business Day immediately preceding the relevant Interest Payment Date, and will notify the Company of the Base Rate and such interest rate and the amount of interest payable for each Interest Period during the Floating Rate Period as soon as reasonably practicable after such determination, but in any event by the Business Day immediately prior to the Interest Payment Date. Upon the request of the Holder of this Security, the Calculation Agent will provide the Base Rate, the interest rate, and the amount of interest accrued with respect to any Interest Period during the Floating Rate Period, after the Base Rate, the interest rate and the amount of interest accrued with respect to such Interest Period have been determined.

Notwithstanding the foregoing, the interest rate per annum during the Floating Rate Period shall not be less than the Minimum Interest Rate specified on the face hereof.

The interest rate on this Security during the Floating Rate Period shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Determination of Compounded SOFR

With respect to the Observation Period corresponding to any Interest Period during the Floating Rate Period, “Compounded SOFR” will be a compounded average of daily SOFR over such Observation Period, calculated in accordance with the formula set forth below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.000005 being rounded upwards to 0.00001):

where for purposes of applying the above formula to the terms of this Security:

“d0”, for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR (as defined below) in respect of that day;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” is the number of calendar days in the relevant Observation Period.

The term “Observation Period” means, in respect of each Interest Period during the Floating Rate Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period.

References in this section “—Determination of Compounded SOFR” to “its designee” refer to the Calculation Agent to be appointed by the Company.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(2) if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

where:

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

Notwithstanding the foregoing, if the Company or its designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the then-current Benchmark on any date for the Floating Rate Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision, election or calculation that may be made by the Company or its designee pursuant to the provisions described in this section “—Determination of Compounded SOFR,” including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or its designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to this Security, shall become effective without consent from any other party.

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Security for the Floating Rate Period will be an annual rate equal to the applicable Benchmark Replacement plus the Spread set forth on the face hereof, subject to the Minimum Interest Rate.

As used herein:

The term “Benchmark” means, initially, Compounded SOFR, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

The term “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee for the applicable Benchmark Replacement Date:

(1)  the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)  the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)  the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

The term “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee for the applicable Benchmark Replacement Date:

(1)  the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the Benchmark Replacement Adjustment for the applicable Benchmark Replacement Date may be selected, recommended or determined on a day other than such Benchmark Replacement Date.

The term “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period” and “Observation Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

The term “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)  in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)  in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or such component) is no longer representative based on the determination and announcement by the regulatory supervisor for the administrator of such Benchmark (or such component); provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component) continues to be provided on such date. For avoidance of doubt, the Benchmark Replacement Date could occur some period of time after the most recent statement or publication referenced in clause (3) of the definition of “Benchmark Transition Event.”

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination,

the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

The term “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)  a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component) announcing that the Benchmark (or such component) is no longer, or as of a specified future date will no longer be, representative.

The term “ISDA Definitions” means the 2021 ISDA Interest Rate Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

The term “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

The term “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

The term “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

The term “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

The term “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class; provided, however, that amendments or modifications to this Security contemplated by the provisions set forth in the section entitled “Determination of Compounded SOFR” shall not require the consent of the Holder of this Security. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Redemption

This Security is redeemable at the option of the Company. The Company may redeem this Security, (i) in whole, but not in part, on January 23, 2036 (the “First Par Call Date”) or (ii) in whole at any time or in part from time to time, on or after October 23, 2036, in each case at a Redemption Price equal to 100% of the principal amount of this Security being redeemed plus accrued and unpaid interest thereon, to, but excluding, the date of such redemption.

This Security is also redeemable at the option of the Company, in whole at any time or in part from time to time, on any day included in the Make-Whole Redemption Period (as defined below), at a Redemption Price equal to the greater of: (i) the Make-Whole Amount (as defined below) and (ii) 100% of the principal amount of this Security being redeemed, plus, in either case, accrued and unpaid interest on this Security or the portion thereof to be redeemed to, but excluding, the date of such redemption.

As used in this Security:

The “Make-Whole Amount” is (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of such redemption (assuming this Security matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the Make-Whole Spread (as defined below) less (ii) interest accrued to the date of such redemption.

The “Make-Whole Redemption Period” means the period commencing on, and including, February 1, 2027 and ending on, and including, January 22, 2036.

The “Make-Whole Spread” is 0.15%.

The “Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve Board (the “FRB”)), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the FRB designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM (or any successor designation or publication) is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m.,

New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Any Redemption Price will be expressed as a percentage of principal amount and rounded to three decimal places.

The Company may exercise its options to redeem this Security by mailing a notice by first-class mail, postage prepaid, of such redemption to each Holder of the Securities of this series to be redeemed or, in the case of Global Securities, the Company shall provide such notice to the Depositary, as holder of the Global Securities pursuant to the applicable procedures of such Depositary, at least 15 days and not more than 60 days prior to the applicable Redemption Date. In the event of redemption of this Security in part only, the Company shall issue a new Security or Securities for the unredeemed portion hereof in the name of the Holder hereof upon the cancellation hereof (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof). If less than all of the Securities of this series with like tenor and terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of the Securities of this series held by a Holder equal to an authorized denomination. If this Security is a Global Security and if less than all of the Securities of this series are to be redeemed, the redemption shall be made in accordance with the Depositary’s customary procedures. Unless the Company defaults in the payment of the Redemption Price, on and after the applicable Redemption Date interest will cease to accrue on this Security or portion hereof called for redemption.

Repayment

This Security will not be repayable prior to the Stated Maturity Date at the option of the Holder.

Sinking Fund

This Security will not be entitled to any sinking fund.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof and cannot be exchanged for debt securities of the Company in smaller denominations. Beneficial interests in this Security will only be held in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of St. Paul, Minnesota (or any other place of payment), a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a qualified successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form or elects to terminate the book-entry system through the Depositary and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the

Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Notices

All notices to the Company under this Security shall be in writing and addressed to Wells Fargo & Company, 550 South 4th Street, 6th Floor, MAC N9310-060, Minneapolis, Minnesota 55415, Attention: Treasury Department, or to such other address as the Company may notify to the Holder. All notices to the Paying Agent under this Security shall be in writing and addressed to Computershare Trust Company, N.A., CTSO Mail Operations, 1505 Energy Park Drive, St. Paul, MN 55108, Attn: CCT Administrator for Wells Fargo, or to such other address as the Company may notify to the Holder.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- -	as tenants in common

TEN ENT	- -	as tenants by the entireties

JT TEN	- -	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT - - _____________________ Custodian _________________________________________________

           (Cust)                (Minor)

Under Uniform Gifts to Minors Act

___________________________________

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint            attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.